Exhibit 10.41(a)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT.  THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”).  A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(Multicurrency – Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of June 30, 2008

CITIGROUP ENERGY INC.	and	Noble Environmental Power 2008 Hold Co, LLC

have entered and/or anticipate entering into one of more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.           Interpretation

(a)          Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)          Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)          Single Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.           Obligations

(a)          General Conditions.

(i)            Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)           Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)          Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

(b)          Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)          Netting.  If on any date amounts would otherwise be payable: —

(i)            in the same currency; and

(ii)           in respect of the same Transaction,

by each party to the other. then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)          Deduction or Withholding for Tax.

(i)            Gross-Up.  All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If a party is so required to deduct or withhold, then that party (“X”) will: —

(1)           promptly notify the other party (“Y”) of such requirement;

(2)           pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)           promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)           if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes. whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —

(A)          the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)           the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii)           Liability.  If: —

(1)           X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)           X does not so deduct or withhold; and

(3)           a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)          Default Interest; Other Amounts.  Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.           Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —

(a)          Basic Representations.

(i)            Status.  It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)           Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)          No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)          Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)           Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b)          Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)          Absence of Litigation.  There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)          Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)          Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)           Payee Tax Representations.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.           Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —

(a)          Furnish Specified Information.  It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —

(i)            any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)           any other documents specified in the Schedule of any Confirmation; and

(iii)          upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)          Maintain Authorisations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)          Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)          Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)          Payment of Stamp Tax.  Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.           Events of Default and Termination Events

(a)          Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —

(i)            Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)           Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)          Credit Support Default.

(1)           Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)           the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)           the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)          Misrepresentation.  A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)           Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)          Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)         Bankruptcy.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:–

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which. under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)        Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: –

(1)           the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)           the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)          Termination Events.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)            Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)           to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)           to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)           Tax Event.  Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)          Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)          Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)           Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying. the occurrence of such event (and, in such event. the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)          Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.           Early Termination

(a)          Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)          Right to Terminate Following Termination Event.

(i)            Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)           Transfer to Avoid Termination Event.  If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)          Two Affected Parties.  If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)          Right to Terminate.  If:—

(1)           a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)           an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)          Effect of Designation.

(i)            If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)           Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)          Calculations.

(i)            Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)           Payment Date.  An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)          Payments on Early Termination.  If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”.  If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply.  The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)            Events of Default.  If the Early Termination Date results from an Event of Default:—

(1)           First Method and Market Quotation.  If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)           First Method and Loss.  If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)           Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)           Second Method and Loss.  If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)           Termination Events.  If the Early Termination Date results from a Termination Event:—

(1)           One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)           Two Affected Parties.  If there are two Affected Parties:—

(A)          if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)           if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)          Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)          Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7.            Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)           a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)           a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.            Contractual Currency

(a)           Payment in the Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)           Judgments.  To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)           Separate Indemnities.  To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)           Evidence of Loss.  For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9.           Miscellaneous

(a)          Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)          Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)          Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)          Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)          Counterparts and Confirmations.

(i)            This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)           The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)           No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)          Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.         Offices; Multibranch Parties

(a)          If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office.  This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)          Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)          If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.         Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

12

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.         Notices

(a)          Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)            if in writing and delivered in person or by courier, on the date it is delivered;

(ii)           if sent by telex, on the date the recipient’s answerback is received;

(iii)          if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)          if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)           if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)          Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all

13.         Governing Law and Jurisdiction

(a)          Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)          Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)            submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)           waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)          Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)          Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.         Definitions

As used in this Agreement: —

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means: —

(a)           in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)           in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)           in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)           in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of.-

(a)           the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)           such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIGROUP ENERGY INC.				NOBLE ENVIRONMENTAL POWER
2008 HOLD CO, LLC

By:	/s/ Victoria T. Sharp		By:	/s/ Walter Howard
	Name:	Victoria T. Sharp		Name:	Walter Howard
	Title:	Managing Director		Title:	President

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Execution Version

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT.  THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule

to the

1992 ISDA Master Agreement

dated as of June 30, 2008 (the “Execution Date”)

This Schedule to the 1992 ISDA Master Agreement is being executed and is effective and binding on June 27, 2008, but is dated as of June 30, 2008, for cross reference purposes in other documents and agreements that contemplate the date hereof being June 30, 2008.

between

Citigroup Energy Inc., a corporation organized under the laws of the State of Delaware (“Party A”)	and	Noble Environmental Power 2008 Hold Co., LLC a limited liability company organized under the laws of the State of Delaware (“Party B”)

Part 1

Termination Provisions

(a)   Specified Entity.  “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v):           Citigroup Global Markets Limited, Citigroup Global Markets Inc., Citigroup Forex Inc., Citigroup Global Markets Commercial Corp., Citicorp Securities Services, Inc., Citigroup Global Markets Deutschland AG & Co. KGaA, Citigroup Financial Products Inc., Citigroup Energy Canada ULC, Citibank Japan Ltd. and Citibank, N.A.

Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable

in relation to Party B for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable

(b)   Specified Transaction.  Specified Transaction will have the meaning specified in Section 14 of this Agreement, except that such term is amended on line 8 after the words “currency option” by adding a comma and the words “agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction.”  For this purpose, “commodity” means any tangible or intangible commodity of any type or description, including, without limitation, electricity, natural gas, petroleum, coal, emissions allowances, the products and by-products thereof, and weather derivatives.

(c)   Cross Default.  The “Cross Default” provision (Section 5(a)(vi)), will apply to Party A and Party B; provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) and (ii) the following shall be added at the end of such Section 5(a)(vi): “provided that notwithstanding anything to the contrary contained in this Section 5(a)(vi) with respect to Party B, an Event of Default under this Section 5(a)(vi) with respect to the Financing Agreement shall not be deemed to exist or have occurred in respect of Party B if (w) the Forbearance Agreement is in effect, (x) a Forbearance Default has not occurred under the Forbearance Agreement and (y) the only remedies, if any, exercised in connection with any event of default under the Financing Documents are limited to those contemplated under Section 1.03 of the Forbearance Agreement as in effect on the Closing Date.”

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

“Threshold Amount” means:

(i)            with respect to Party A, 2% of the stockholders’ equity of Party A’s Credit Support Provider; and

(ii)           with respect to Party B, $***; and

Threshold Amount includes the U.S. Dollar equivalent on the date of any default, event of default or other similar condition or event of any obligation stated in any other currency.

(d)   Additional Event of Default.  Section 5(a) is further amended by adding the following additional Event of Default, which shall apply with respect to Party B only, with Party B being deemed the Defaulting Party upon the occurrence of one or more of the following events and the failure to cure within the applicable cure period:

“(ix)         Failure of Security Interest.  The occurrence of any event or circumstance that results in (i) during the period from (and including) the Closing Date to (and including) the Designated Confirmation Termination Date, Party A’s security interest in and lien on the Collateral failing or ceasing to be a second priority security interest and lien thereon, subject only to Permitted Liens; (ii) during the period from (and including) the Term-Conversion Date to (and including) the Designated Confirmation Termination Date, (A) Party A’s security interest and lien on the Collateral failing or ceasing to be a first priority security interest and lien thereon in respect of the Energy Hedge Provider First Lien Obligations, subject only to Permitted Liens, or (B) the Energy Hedge Provider First Lien Obligations ceasing to be secured equally and ratably, or be ranked in right of payment and upon liquidation on a pari passu basis, with Party B’s obligations to the Lenders under the Financing Agreement; or (iii) any of the Intercreditor Agreement, the Collateral Documents or the Energy Hedge Guarantees, once executed and delivered, ceasing to be in full force and effect, or the validity thereof or the applicability thereof to this Agreement or any other obligations to Party A purported to be secured or guaranteed thereby or any part thereof being disaffirmed (in writing, if disaffirmed by any Person other than Party B or any of its Affiliates), in each case, except to the extent arising as a result of the acts or omissions of Party A, except to the extent that such event or circumstance has been cured within *** (***) Local Business Days of Party B’s obtaining knowledge thereof and except as may be permitted under the Intercreditor Agreement.

(e)   Posting Additional Credit Support to Forestall Certain Events of Default and Additional Termination Events.  Party A and Party B agree that no Event of Default shall occur with respect to Party B under Section 5(a)(ii), (iv), (vi) or (ix) of the Agreement (each, a “Specified Event of Default”) above, and no Additional Termination Event shall occur with respect to Party B under Section 5(b)(viii) of this Agreement (a “Specified Additional Termination Event”) below, if Party B or its designee from time to time at the request of Party A Transfers Eligible Credit Support in an amount equal to Party A’s Exposure (“Additional Collateral”) to Party A within five (5) Local Business Days after each request following an Additional Collateral Trigger Date.  Such Additional Collateral will be maintained by Party A as Posted Credit Support in accordance with the Credit Support Annex. Within one (1) Local Business Day following the corresponding Additional Collateral Release Date, Party A shall Transfer such Additional Collateral to Party B in accordance with the Credit Support Annex.

(f)    Additional Amendments to Representations and Events of Default.

(i)    Section 3(a)(iii) of the Agreement shall be amended by inserting the following phrase at the end thereof, before the semicolon:  “, in each case (with respect to matters other than constitutional documents), except as could not be reasonably expected to have a material adverse effect on its ability to perform its obligations hereunder.”

(ii)   Section 3(b) of the Agreement shall be amended by inserting the following phrase at the end thereof, before the period:  “, in each case, except as could not be reasonably expected to have a material adverse effect on its ability to perform its obligations hereunder.”

(iii)  Section 3(c) of the Agreement shall be amended by inserting the following phrase at the end thereof, before the period:  “, in each case, which if adversely determined could be reasonably expected to have a material adverse effect on its ability to perform its obligations hereunder.”

(iv)  Section 5(a)(iv) of the Agreement shall be amended by inserting the following phrase at the end thereof, before the semicolon:  “provided, however, that if any such incorrect representation is capable of being remedied or cured, it may remedy such incorrect representation by curing the adverse effects of such misstatement, within thirty (30) days of obtaining knowledge of such incorrectness.”

(g)   Automatic Early Termination.  The “Automatic Early Termination” provisions of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(h)   Payments on Early Termination.  For the purpose of Section 6(e), Loss and the Second Method will apply.

(i)    Termination Currency.  “Termination Currency” means United States Dollars.

(j)    Additional Termination Event.  Additional Termination Event will apply. Section 5(b) of the Agreement is modified by adding at the end thereof the following new subsections (vi), (vii) and (viii):

(vi)          The Closing Date shall not have occurred on or prior to November 1, 2008, in which case (I) Party B shall be the sole Affected Party and (II) all Transactions shall be Affected Transactions.

(vii)         Party B fails to provide to Party A on the Closing Date, the Intercreditor Agreement, the Collateral Documents and the Energy Hedge Guarantees, in each case, executed and delivered by all parties thereto and with conditions to its effectiveness having been satisfied, in which case (I) Party B shall be the sole Affected Party and (II) all Transactions shall be Affected Transactions.

(viii)        COD with respect to any of the Projects (as defined in the Financing Agreement as in effect on the Closing Date) shall not have occurred by the COD Deadline, in which case (I) Party B shall be the sole Affected Party and (II) all Transactions shall be Affected Transactions, unless before the COD Deadline:

(a)(1) Party B designates such Project to be removed from the Financing Documents and this Agreement, (2) the Financing Documents, Collateral Documents and Project Documents have been amended on terms and conditions reasonably satisfactory to Party A to remove such Project and as amended no event of default exists thereunder, and (3) Party B has agreed to amend this Agreement, including the Designated Confirmation, as proposed by Party A in its reasonable discretion such that:

(x)            the portion of the Transaction set forth in the Designated Confirmation attributable to such Project is removed but leaving the portion of the Transaction set forth in the Designated Confirmation applicable to the remaining Project(s) in effect;

(y)           notwithstanding any other provision of this Agreement, only that portion of the Transaction set forth in the Designated Confirmation attributable to such Project shall be an Affected Transaction and (i) an Early Termination Date has been declared with respect to the Affected Transaction, and (ii) any amount payable in respect of the Terminated Transaction has been paid in accordance with the provisions of Section 6 of the Agreement; and

(z)            the Initial LC or cash in the Initial LC Amount, as the case may be, shall be reduced proportionately based on the notional volume of production associated with each Project set forth on Schedule 2 hereto; or

(b)(1)  Party B designates such Project to be assigned from being financed and hedged under the Financing Documents and this Agreement to being financed and hedged under a parallel transaction, which parallel transaction is based on the terms and conditions of this Agreement, the Financing Documents, the Collateral Documents and the Project Documents, maintains for the assigned Project the general financing, hedging and project structures set forth in such agreements and documents and is on terms and conditions set forth below and otherwise on terms and conditions reasonably satisfactory to Party A (the “Parallel Transaction”), (2) the Financing Documents, Collateral Documents and Project Documents have been amended on terms and conditions reasonably satisfactory to Party A to provide for the assignment of such Project and as amended no event of default exists thereunder, and (3) Party B has agreed to amend this Agreement, including the Designated Confirmation, to accommodate the assignment of a portion thereof to be part of the Parallel Transaction, with both this Agreement and the assigned portion to be under documentation proposed by Party A in its reasonable discretion (such documentation for the Parallel Transaction being the “Parallel Hedge”), including that:

(x)            in addition to the Liens provided under the Collateral Documents and under the Parallel Transaction and the division of the Initial LC or cash in the Initial LC Amount, as the case may be, between this Agreement and the Parallel Hedge, Party B shall provide any additional Eligible Credit Support requested by Party A for this Agreement and the Parallel Hedge as Party A determines is reasonably necessary in order to provide it with a comparable level of coverage in respect of its credit exposures, as it had immediately prior to giving effect to such Parallel Transaction, as determined by Party A.  In connection therewith, Party A shall not request additional Eligible Credit Support solely to cover increased exposure resulting from market changes since the date of this Agreement, but Party A may request Eligible Credit Support if the removal of such Project makes such Project or the remaining Projects weaker from a credit standpoint than the aggregated Projects as a whole; and

(y)           this Agreement and the Parallel Hedge shall have such customary cross default, netting and setoff provisions as may be requested by Party A.

(k)

Certain Restrictions on Rights and Remedies. The rights of Party A to terminate and exercise remedies under this Agreement are subject to certain restrictions in the Energy Hedge Provider Forbearance Agreement, the Consent to Assignment and the Intercreditor Agreement.

Part 2

Tax Representations

(a)   Payer Tax Representations.  For the purpose of Section 3(e), Party A and Party B each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)    The accuracy of any representation made by the other party pursuant to Section 3(f);

(ii)   The satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

(iii)  The satisfaction of the agreement of the other party contained in Section 4(d);

provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   Payee Tax Representations.  For the purpose of Section 3(f), Party A and Party B make the representations specified below, if any:

(i)    The following representation will apply to Party A:

It is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 27-0069674.  It is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

(ii)   The following representation will apply to Party B:

It is a limited liability company created or organized in the United States or under the laws of the United States and its U.S. taxpayer identification number is 26-0283832.

Part 3

Agreement to Deliver Documents

Each party agrees to deliver the following documents as applicable:

(a)   For the purpose of Section 4(a)(i), tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A & Party B	As required under Section 4(a)(iii) of this Agreement, IRS Form W-9, IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-8EXP and/or IRS Form W-8IMY, whichever is relevant.	(i) Promptly upon execution of this Agreement and (ii) promptly upon learning that any such form previously provided by such party has become obsolete, incorrect, or ineffective

(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:

	Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
(1)	Party A & Party B

Evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officers or officials (a) signing this Agreement on its behalf, and (b) signing the respective Credit Support Documents referred to in Part 4(g) of this Schedule.

			Upon execution of this Agreement and, if requested, upon execution of any Confirmation.	Yes

(2)	Party B	Any financial statements required to be	As and when	Yes

		delivered to the Lenders under the Financing Agreement.	required to be delivered to Lenders under the Financing Agreement

(3)	Party A	A copy of the audited annual report of the Credit Support Provider for Party A.

Upon request, as soon as publicly available after the end of each of its, or its Credit Support Provider, as applicable, fiscal quarters if such financial statement is not available on “EDGAR” or a party’s, or its Credit Support Provider’s, home page on the World Wide Web at www.citigroup.com for Party A.

Yes

(4)	Party A	A duly signed copy of its Credit Support Documents referred to in Part 4(g) of this Schedule.	Upon execution of this Agreement.	Yes

(5)	Party A & Party B	A duly signed copy of the Credit Support Annex.	Upon the execution of this Agreement.	Yes

(6)	Party A & Party B	Certified resolutions evidencing necessary corporate authority and approvals with respect to the execution, delivery and performance by Party A and Party B of this Agreement.	Upon execution of this Agreement.	Yes

(7)	Party A & Party B

Certified resolutions evidencing necessary corporate authority and approvals with respect to the execution, delivery and performance by the Credit Support Provider of any applicable Credit Support Document.

			Upon execution of this Agreement.	Yes

(8)	Party B	Executed copies of (i) the Intercreditor Agreement, (ii) the Collateral Documents, and (iii) the Energy Hedge	Upon the Closing Date.	Yes

Guarantees.

(9)	Party B	Executed copies of the Financing Documents (other than Collateral Documents), the Energy Hedge Provider Forbearance Agreement, and the Forbearance Agreement.	Upon the Closing Date	No

(10)	Party B	The Initial LC or cash in the Initial LC Amount	Upon the Closing Date	Yes

(11)	Party B

An opinion of counsel to Party B in form and substance satisfactory to Party A; it being acknowledged and agreed that a legal opinion in form and substance similar to that delivered to the Lenders under the Financing Agreement will be satisfactory to Party A.

			Upon the Closing Date	No

(12)	Party A and Party B	Executed copies of the Consent to Assignment.	Upon the Closing Date	No

Notwithstanding the foregoing, Citigroup Inc. financials are “deemed” to be delivered hereunder on the date the same shall be posted on the Securities and Exchange Commission website (www.sec.gov).

Part 4

Miscellaneous

(a)   Addresses for Notices.  For the purpose of Section 12(a):

Notwithstanding Section 12(a) of the Agreement all notices including those to be given under Section 5 or 6 may be given by facsimile transmission or electronic messaging system (excluding e-mail).

(i)            Party A:

Address for notices or communications to Party A:

Citigroup Energy Inc.

2800 Post Oak Blvd., Suite 500

Houston, Texas  77056

Attention:          Legal Department

Facsimile No.:(713) 752-5244

(For all purposes)

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Party A’s legal department as follows:

Legal Department

388 Greenwich Street

17th Floor

New York, New York 10013

Attention:          Senior Deputy General

Facsimile No.:  (212) 816-5550

(ii)           Party B

Address for notices or communications to Party B:

Noble Environmental Power 2008 Hold Co., LLC

8 Railroad Avenue

Suite 8, Second Floor

Essex, CT 06426

Attention:  Thomas Swank and Sidney Chang

Telephone:  +1 (860) 581-5010 / (860) 581-5060

Facsimile:  +1 (860) 767-7198

(For all purposes.)

In addition to the notices described herein, Party A shall provide certain notices in respect of the provisions of the following related agreements, a copy of which notices shall in each case be provided to Party B (if party B is not already a recipient of such notice):

Event Requiring Notice	Notice Required and Related Agreement
Events of Default and/or Termination Events

Part 6(b)(i) of the Master Agreement: If a Termination Event occurs, and Party A is the Affected Party, Party A shall notify Party B of each such Termination Event.

Section 5.7 of the Intercreditor Agreement: Party A shall give the First Lien Collateral Agent (as defined therein) prompt written notice on the occurrence of (i) any Event of Default or Termination with Party B as the Defaulting Party or the Affected Party and (ii) the acceleration of the obligations of Party B under this Agreement (if it is at the time a First Lien Document, as defined in the Intercreditor Agreement).

Section 5 of Consent to Assignment of Energy Hedge Agreement (among Party A, Party B and Citibank, N.A.): Party A shall promptly notify Assignee (as defined therein) of any Event of

Default or Termination with Party B as the Defaulting Party or the Affected Party, and simultaneously deliver to such Assignee any notices regarding same under this Agreement or otherwise.

Section 2.3.1 of Energy Hedge Provider Control Agreement (among Party A, Party B and the Bank of New York): Party A, as Second Lien Creditor, must promptly deliver notice to Depositary (as defined therein) upon the cure of an Event of Default (as defined therein).

Receipt of Collateral Proceeds

Section 4.3(b) of the Intercreditor Agreement: Upon receipt of monies pursuant to Section 4.1 of the Intercreditor Agreement, Party A as Second Lien Collateral Holder must provide notice to each Secured Debt Representative (as defined therein) of the receipt of such monies and provide the First Lien Collateral Agent (as defined therein) written certification of the aggregate amount owed by Party B.

Sale of Collateral

Section 7.3(a) of the Second Lien Security Agreement (among Party A, Party B, and certain of Party B’s subsidiaries): Party A must provide ten (10) banking days’ notice to the applicable Grantor (as defined therein) of the time and place of any public sale of or the time after which any private sale is to be made of Collateral (as defined therein).

Section 7.4(a) of Second Lien Pledge Agreement (among Party A and Party B): Party A must provide ten (10) banking days’ notice to Party B, as Pledgor, of the time and place of any public sale of or the time after which any private sale is to be made of Collateral (as defined therein).

Section 7.4(a) of Second Lien Pledge Agreement (among Party A and Noble Environmental Power 2008 Hold Co. Prime is a signatory): Party A must provide ten (10) banking days’ notice to Pledgor (as defined therein) of the time and place of any public sale of or the time after which any private sale is to be made of Collateral (as defined therein).

(iii)          Administrative Agent

Address for notices or communications to the Administrative Agent:

As provided in the Financing Agreement as of the date of this Agreement or to any successor address provided by the Administrative Agent.

(For receipt of notice of Termination Events and Events of Default as to which Party B is the Affected Party or Defaulting Party, as applicable.)

(b)   Effectiveness of Notice.  Section 12(a) is hereby amended by deleting the words “facsimile transmission or” in line 3 thereof.

(c)   Process Agent.  For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:  None.

Party B appoints as its Process Agent:  None.

(d)   Offices.  The provisions of Section 10(a) will apply to this Agreement.

(e)   Multibranch Party. For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(f)            Calculation Agent for Commodity Transactions.  The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction. The Calculation Agent shall act in good faith and in a commercially reasonable manner. All determinations shall be binding on Party A and Party B unless Party A receives notice from Party B within five Local Business Days of any such determination setting forth the reasons for its objection.

Upon receipt of such objection notice, each party agrees to be bound by the determinations and calculations of a leading, independent dealer in derivatives selected by agreement between the parties within three Local Business Days (unless impracticable or inadvisable to proceed in which case the next succeeding Local Business Day where the impracticality or inadvisability shall no longer exist) of such disagreement (the “Substitute Calculation Agent”), whose fees and expenses shall be borne equally by both parties. If the parties are unable to agree on a Substitute Calculation Agent, each of the parties shall elect an independent dealer in derivatives and such two dealers shall agree on a third party, who shall be deemed to be the Substitute Calculation Agent.

While the Substitute Calculation Agent may be informed of the identities of Party A and Party B, all submissions to the Substitute Calculation Agent shall be joint and the Substitute Calculation Agent shall not be informed which party has submitted which calculation or determination.  Subject to the foregoing, each party agrees to supply the Substitute Calculation Agent with its determination or calculation and may supply any such additional materials or information which shall aid the Substitute Calculation Agent in understanding the basis for such determination or calculation.  The Substitute Calculation Agent shall select from these submissions the determination or calculation it believes to be the closest to the actual determination or calculation, which selection shall be final and binding upon the parties with regard to the disputed item.

(g)         Credit Support Document.  Details of any Credit Support Document:

In relation to Party A and Party B:  The Credit Support Annex.

In relation to Party A:	The guarantee made by Citigroup Inc., dated as of the date hereof, attached hereto as Exhibit I.

In relation to Party B:	from (and including) the Closing Date to (and including) the Designated Confirmation Termination Date, the Intercreditor Agreement, the Collateral Documents and the Energy Hedge Guarantees.

(h)       Credit Support Provider. Credit Support Provider means:

In relation to Party A:	Citigroup Inc.

In relation to Party B:

from (and including) the Closing Date to  (and including) the Designated Confirmation Termination Date, each affiliate of Party B that is a party to the Intercreditor Agreement, any Collateral Document or any Energy Hedge Guarantee.

(i)            Governing Law and Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  SECTION 13(b) IS HEREBY AMENDED BY: (I) DELETING IN THE SECOND LINE OF SUBPARAGRAPH (I) THEREOF THE WORD, “NON-”; (II) ADDING IN THE THIRD LINE BEFORE THE COMMA, “AND EACH PARTY IRREVOCABLY AGREES TO DESIGNATE ANY PROCEEDINGS BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AS ‘COMMERCIAL’ ON THE REQUEST FOR JUDICIAL INTERVENTION SEEKING ASSIGNMENT TO THE COMMERCIAL DIVISION OF THE SUPREME COURT”; AND (III) INSERTING “IN ORDER TO ENFORCE ANY JUDGMENT OBTAINED IN ANY PROCEEDINGS REFERRED TO IN THE PRECEDING SENTENCE” IMMEDIATELY AFTER THE WORD, “JURISDICTION” THE FIRST TIME IT APPEARS IN THE SECOND SENTENCE AND DELETING THE REMAINDER.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR THE CONVENIENCE OF THE FORUM OF ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY.

(j)            Affiliate.  Affiliate will have the meaning specified in Section 14, provided, however, that with regard to Party A, the term “Affiliate” shall not include any entity that controls or is under common control with Citigroup Global Markets Holdings Inc., but in any event such term shall include Citigroup Global Markets Holdings Inc. and any entity controlled by it.

(i)            Netting of Payments.  Subparagraph (ii) of Section 2(c) will not apply to Transactions.

Part 5

Other Provisions

(a)	Scope of Agreement. The terms of this Agreement shall relate solely and specifically to the Transaction set forth in the Designated Confirmation.

(b)

ISDA Definitions. Unless otherwise specified in a Confirmation (and subject to Section 5(v) hereof), each Transaction between the parties shall be subject to the 2000 ISDA Definitions and the 1993 ISDA Commodity Derivatives Definitions and the 2000 Supplement thereto, as published by the

International Swaps and Derivatives Association, Inc.  (collectively, the “2000 Definitions”), and will be governed in all relevant respects by the provisions of the 2000 Definitions, without regard to amendments subsequent to the date thereof.  The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement except that references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement.

(c)          Confirmations. Section 9(e)(ii) of the Master Agreement is hereby amended and restated in its entirety to read as follows:

(ii)  The parties intend that they are legally bound by the terms of the Transaction set forth in the Designated Confirmation from the moment such Designated Confirmation is executed by both parties, which may be executed and delivered in counterparts (including by facsimile transmission), and which will be sufficient for all purposes to evidence a binding supplement to this Agreement.  The parties will specify that such Designated Confirmation constitutes a Confirmation for purposes of this Agreement.  Other than in respect of a particular Transaction to which it relates, under no circumstance shall the Designated Confirmation amend, or be deemed to amend, the general terms of this Agreement.

(d)          LIMITATION OF LIABILITY.  WITH RESPECT TO CLAIMS UNDER THIS AGREEMENT, NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE TO THE OTHER FOR EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOST PROFITS OR OPPORTUNITY COSTS (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE) TO ANY OTHER PARTY.  IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

(e)          Accuracy of Specified Information.  Section 3(d) of the Master Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements, a presentation of the financial condition of the relevant party in accordance with generally accepted accounting principles, consistently applied.”

(f)            Additional Representation will apply.  For purposes of Section 3 of this Agreement, the following will constitute Additional Representations and each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction) that:

“(g)                           Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)                                     Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)                                  Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)                               Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(iv)                              No Agency.  It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

(h)                                 Commodity Exchange Act.  Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

(i)                                     Such party is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended (the “CEA”).

(ii)                                  Such party is an “eligible commercial entity” as defined in the CEA.”

(i)                                     Bankruptcy Code Representation.  The parties intend that (i) all Transactions (being a single integrated agreement) constitute a “forward contract” within the meaning of the United States Bankruptcy Code (the “Bankruptcy Code”) or a “swap agreement” within the meaning of the Bankruptcy Code; (ii) all payments made or to be made by one party to the other party, pursuant to this Agreement constitutes “settlement payments” within the meaning of the Bankruptcy Code; (iii) all transfers of credit support by one party to the other party under this Agreement constitute “margin payments” within the meaning of the Bankruptcy Code; and (iv) this Agreement constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

(j)                                     No Employee Benefit Assets.  The assets that are used, directly or indirectly, in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are legally and beneficially owned by such party and are not held by it, directly or indirectly, for the benefit of or under any form of any employee benefit or other plan, trust plan, pension plan, individual retirement accounts or other type of similar plans.

(g)         Change of Account.  Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same federal tax jurisdiction as the original account”

(h)         Recording of Conversation. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties and each party hereby agrees that it will not object to the introduction of any recording into evidence on the basis that such proposed evidence is a recording.

(i)            Waiver of Right to Trial by Jury.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, CLAIM, COUNTERCLAIM, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT.  THE PARTIES FURTHER HEREBY IRREVOCABLY WAIVE ANY RIGHT TO SUE FOR, PURSUE, OBTAIN, OR COLLECT PUNITIVE, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR MULTIPLE DAMAGES WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT,.  IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT TO OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(j)            Transfer.  In addition to transfers under Sections 7(a) and 7(b), for the purpose of any financing, Party B may, without the consent of Party A, collaterally assign to or otherwise create a security interest in favor of lenders or their designee(s), or any other person providing any financing, in or of Party B’s rights and interests in, under or pursuant to this Agreement and the revenues deriving from any of the rights or assets of Party B.  Notwithstanding anything herein to the contrary, any transfer by Party A shall require the consent of Citigroup Inc.

(k)        Security Interest; Collateral.  Upon execution of the Financing Agreement and the initial funding of Loans thereunder (such date being referred to herein as the “Closing Date”), Party B shall (i) deliver the Initial LC or cash in the Initial LC Amount to Party A and (ii) grant, and cause to be granted, in favor of Party A under the Second Lien Collateral Documents, a second priority security interest in and lien on the Collateral (the “Second Lien”), which Second Lien shall be subject and junior to the security interests and liens created by and granted under the First Lien Collateral Documents and which shall secure and cover all of Party B’s obligations under the terms of this Agreement in effect from time to time (the “Energy Hedge Provider Second Lien Obligations”). Upon the Term-Conversion Date, Party B shall grant and cause to be granted, in favor of Party A under the Collateral Documents, a first priority security interest in and lien on the Collateral (the “First Lien”), which First Lien shall rank pari passu with the lien of the Lenders and which shall secure and cover all of Party B’s obligations under this Agreement in effect from time to time in an aggregate amount equal to the lesser of (x) the amount of such obligations then due and payable (together with such amounts which may become due and payable at a future date) and (y) the difference of $*** (the “Energy Hedge Provider First Lien Cap”) minus all amounts paid to Party A from the proceeds of the liquidation of Collateral under the First Lien Collateral Documents following the termination and liquidation of this Agreement by Party A  (the “Energy Hedge Provider First Lien Obligations”, and together with the Energy Hedge Provider Second Lien Obligations, the “Energy Hedge Provider

Obligations”).  As used in this paragraph and incorporated into the definitions in this paragraph, the term “obligations” means all payment obligations, liabilities (including any indemnification or other obligations that survive the termination of applicable agreements), reimbursement obligations, and all other obligations, howsoever arising (including guarantee obligations), of every kind and description (whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including those owed under the terms of applicable agreements after the commencement of any bankruptcy or insolvency proceeding whether or not impaired by such proceeding.

(l)            No Liens.  Party B shall not create, incur, assume, suffer to exist or permit any lien upon or with respect to any of its properties or assets without the consent of Party A other than (x) the security interests and liens created by and granted under the First Lien Collateral Documents, which security interests and liens shall, so long as any Energy Hedge Provider Obligations are outstanding, not secure any obligations in excess of the First Lien Debt Cap, (y) the security interests and liens created by and granted under the Second Lien Collateral Documents, and (z) other Permitted Liens; provided that:

(1)                                  if (a) a lien, other than a lien granted or permitted by Party B, is imposed on property or assets of Party B in violation of the foregoing provisions of this paragraph (m), (b) such lien is senior to the Loans under the Financing Agreement, (c) such lien is imposed prior to any foreclosure by the Administrative Agent on the Class B Membership Interests or the Class A Membership Interests and (d) the Administrative Agent and the Lenders have not consented to such lien and have not affirmatively waived compliance with the lien covenants in the Financing Agreement with respect to such lien, then no Event of Default will arise under this clause (m) in respect of such lien for so long as Party B or the Administrative Agent is using commercially reasonable efforts to remove such lien; and

(2)                                  if (a) a lien, other than a lien granted or permitted by Party B, is imposed on property or assets of Party B in violation of the foregoing provisions of this clause (m), (b) such lien is senior to the Loans under the Financing Agreement, and (c) the Administrative Agent, one or more of the Lenders or one or more of their designees has taken (through foreclosure or otherwise) the Class B Membership Interests or the Class A Membership Interests prior to the imposition of such lien, then an Event of Default will occur under this clause (m) in respect of such lien only if the lien secures claims aggregating $***or more (unless consented to by Party A in writing).

(m)     Severability.  Any provision of this Agreement (including any Transaction hereunder or any Credit Support Document) which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Transaction or such Credit Support Document or affecting the validity or enforceability of such provision in any other jurisdiction unless such severance shall substantially impair the benefits of the remaining portions of this Agreement, such Transaction or such Credit Support Document or changes the reciprocal obligations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 1, 2, 5 or 6 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.  In the event any provision herein is held to be prohibited, invalid or unenforceable, the parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(n)                 Confidentiality.  The contents of this Agreement and all other documents relating to this Agreement, and any information made available by one party to the other party with respect to this Agreement is confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Agreement be made by either party), except for such information (i) as may become generally available to the public, (ii) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling, or accounting disclosure rule or standard, (iii) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the non-disclosing party in making such disclosure, (iv) as may be furnished to the disclosing party’s Affiliates, and to each of such person’s auditors, attorneys, advisors, actual or potential lenders or actual or potential equity investors which are required to keep the information that is disclosed in confidence, (v) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling or request of any judicial, administrative or legislative body or committee of any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.), or accounting disclosure rule or standard, (vi) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the disclosing party in making such disclosure, (vii) with respect to Party A, at the request of a bank examiner in connection with an examination of Citigroup Inc. or its affiliates.  With respect to information provided with respect to a Transaction, this obligation shall survive for a period of one (1) year following the expiration or termination of such Transaction.  With respect to information provided with respect to this Agreement, this obligation shall survive for a period of one (1) year following the expiration or termination of this Agreement.

(o)                  Reference Market-makers.  The definition of “Reference Market-makers” in Section 14 of this Agreement is hereby amended by: (i) deleting “(a)” from the second line thereof; (ii) deleting in the fourth line thereof after the word “credit” the words “and (b) to the extent practicable, from among such dealers having an office in the same city”; (iii) replacing such words with the words “or to enter into transactions similar in nature to Transactions”; and (iv) adding the following sentence to the end of the definition: “The leading dealers selected by a party shall not be parties to this Agreement or Affiliates of a party to this Agreement.”

(p)                  Limitation of Rate.  Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the Default Rate, Non-default Rate, or Termination Rate exceed the Highest Lawful Rate.  For purposes hereof, “Highest Lawful Rate” shall mean, with respect to each party, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the subject indebtedness under the law applicable to such party.

(q)                  Potential Event of Default.  Section 2(a)(iii) of this Agreement is hereby amended to delete the phrase “or Potential Event of Default”.  Section 3(b) of this Agreement is hereby amended to delete the phrase “or Potential Event of Default”.  Section 14 of this Agreement is hereby amended to delete the term “Potential Event of Default” and its corresponding definition.

(r)                  Notice of Termination Events and Events of Default.  To the extent Party A is required to provide notice to Party B of the same, Party A shall provide to the Class A Member and to the

Administrative Agent notice of any Termination Event or Event of Default in which Party B is the Affected Party or Defaulting Party, as applicable (and, estimated calculations of Party A’s Exposure related thereto).

(s)                  Rounding.  For purposes of preparing any calculations referred to in the Commodity Definitions, unless otherwise agreed to and specified in a Confirmation, rounding conventions for commodity pricing shall be as follows:

Megawatt Hours:	rounded to the nearest fourth decimal place
MMBtu:	rounded to the nearest fourth decimal place
Gallons	rounded to the nearest fourth decimal place
Barrels:	rounded to the nearest third decimal place

(t)            Definitions. For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below.  In the event of any inconsistency in the definitions among the following documents, the definition in relevant document first listed hereinafter shall govern (i) the Designated Confirmation, (ii) Paragraph 13- Elections and Variables to the ISDA Credit Support Annex, (iii) this Schedule, (v) the 2000 ISDA Definitions and the 1993 ISDA Commodity Derivatives Definitions, (v) the printed forms of the 1992 ISDA Master Agreement and 1994 ISDA Credit Support Annex (Bilateral Form, New York law) and (vi) the Financing Agreement.

“Additional Collateral “ has the meaning specified in Part 1(e) above.

“Additional Collateral Period” means each period from, and including, an Additional Collateral Trigger Date to, but excluding, the related Additional Collateral Release Date.

“Additional Collateral Trigger Date” means any date on which a Specified Event of Default or Specified Additional Termination Event would occur under this Agreement but for the operation of Part 1(e) of the Schedule to the Agreement.

“Additional Collateral Release Date” means, following any Additional Collateral Trigger Date, the date on which Party A receives evidence satisfactory to Party A in its sole discretion that all Specified Events of Default and all Specified Additional Termination Events have been cured, all adverse effects thereof on Party A have been remedied and no other Event of Default or Termination Event has occurred and is then continuing with respect to Party B.

“Administrative Agent” has the meaning set forth in the definition of “Financing Agreement” below.

“Altona” means Noble Altona Windpark, LLC.

“Chateaugay” means Noble Chateaugay Windpark, LLC.

“Class A Member” means EFS Noble II, LLC.

“Class A Membership Interests” has the meaning specified in the Forbearance Agreement.

“Class B Member” means Noble Environmental Power 2008 Hold Co., Prime, LLC, a Delaware limited liability company.

“Class B Membership Interests” has the meaning specified in the Forbearance Agreement.

“Closing Date” has the meaning specified in Part 5(k) above.

“COD” means, with respect to any Project, the earlier of (i) the date by which Completion (as defined in the Financing Agreement as in effect on the Closing Date) with respect to such Project has occurred and (ii) the Term-Conversion Date.

“COD Deadline” means December 31, 2009.

“Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Collateral Documents” has the meaning given to such term in the Intercreditor Agreement.

“Consent to Assignment” means the Consent to Assignment of Energy Hedge Agreement, dated as of the Closing Date, among Party A, Party B and the Administrative Agent, which shall be in form and substance reasonably acceptable to Party A.

“Credit Support Annex” means the Credit Support Annex, including Paragraph 13 thereto, attached hereto as Exhibit III.

“Depositary Agreement” means the Depositary Agreement dated as of the Closing Date among Party B, the Administrative Agent, Citibank, N.A. as Collateral Agent and an agreed upon depositary institution, as the same may be amended, modified or supplemented from time to time.

“Designated Confirmation” means the Confirmation attached hereto as Exhibit II.

“Designated Confirmation Termination Date” means the date on which all obligations of Party A under this Agreement have terminated, the Noble Tracking Account Balance has been paid in full and all obligations of Party B under this Agreement have been paid in full or otherwise satisfied.

“Energy Hedge Guarantees” means guarantees of the Energy Hedge Guarantors, in form and substance reasonably acceptable to Party A.

“Energy Hedge Guarantors” means Altona, Chateaugay and Wethersfield.

“Energy Hedge Provider First Lien Cap” has the meaning specified in of Part 5(k) above.

“Energy Hedge Provider First Lien Obligations” has the meaning specified in of Part 5(k) above.

“Energy Hedge Provider Forbearance Agreement” means the Forbearance Agreement, dated as of the Closing Date, between Party A and the Class A Member, which shall be in form and substance reasonably acceptable to Party A, as the same may be amended, modified or supplemented from time to time.

“Energy Hedge Provider Obligations” has the meaning specified in Part 5(k) above.

“Energy Hedge Provider Second Lien Obligations” has the meaning specified in Part 5(k) above.

“Equity Support Members” has the meaning given to such term in the Financing Agreement.

“Execution Date” has the meaning set forth on the first page of this Schedule.

“Financing Agreement” means the Financing Agreement, dated as of the Closing Date, among Party B, the financial institutions from time to time party thereto, Citibank, N.A., as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties as defined therein, Citibank Global Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and various other financial institutions in certain capacities thereunder, as the same may be amended, modified or supplemented from time to time (or as may be refinanced or replaced in accordance with the Intercreditor Agreement).

“Financing Documents” has the meaning given to such term in the Financing Agreement.

“First Lien” has the meaning specified in Part 5(k) above.

“First Lien Debt Cap” means (without duplication):

(a)                                  (1) on any date prior to the Term Conversion Date, the principal amount of indebtedness permitted under the Financing Agreement as of the Closing Date; and

                                                (2) on any date on and after the Term Conversion Date, the principal amount of indebtedness permitted under the Financing Agreement as of the Term Conversion Date; plus

(b)                                 the aggregate amount of interest, fees and other obligations at anytime owing under the Financing Agreement; plus

(c)                                  the aggregate amount of any advances extended by one or more of the Lenders which are determined by the Administrative Agent in its reasonable discretion to be necessary to protect and preserve the value of the Collateral; plus

(d)                                 $***; plus

(e)                                  Energy Hedge Provider First Lien Obligations; plus

(f)                                    the obligations of Party B under Interest Rate Agreements; plus

(g)                                 for purposes of this Agreement, but not for the purpose of incorporation into other Agreements, the dollar amount of any Permitted Liens, to the extent not covered by any of the foregoing.  For the avoidance of doubt, clause (g) shall not be included in the determination of the “DIP Financing Cap Amount” or the “First Lien Loan Cap Amount” in the Intercreditor Agreement.

“First Lien Collateral Documents” shall have the meaning given to such term in the Intercreditor Agreement, but for the avoidance of doubt shall include the Intercreditor Agreement, the Depositary Agreement, a first lien security agreement, first lien consents and agreements, first lien pledge agreements, and first lien mortgages as necessary to provide the First Lien.

“Forbearance Agreement” means the Forbearance Agreement, dated as of the Closing Date, among the Class A Member, Party B and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Forbearance Default” has the meaning specified in the Forbearance Agreement, as in effect on the Closing Date.

“Initial LC” means the Letter of Credit (as defined in the Credit Support Annex) in the Initial LC Amount delivered to Party A on the Closing Date.

“Initial LC Amount” means $***.

“Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated as of the Closing Date among Party B, the Energy Hedge Guarantors, Citibank, N.A., as First Lien Collateral Agent (the “First Lien Collateral Agent”), and Citibank, N.A., as Second Lien Collateral Agent (the “Second Lien Collateral Agent”), as the same may be amended, modified or supplemented from time to time.

“Lenders” has the meaning specified in the Financing Agreement.

“Loans” means the loans made by the Lenders under the Financing Agreement.

“Permitted Liens” means “Permitted Liens” as defined in the Financing Agreement.

“Proceeding” shall mean any action, order, writ, injunction, judgment, determination or decree or any claim, suit, litigation, proceeding, appeal, arbitration, mediation, tax audit or governmental investigation of any kind involving any person, or its business or assets.

“Project Documents” has the meaning specified in the Financing Agreement.

“Second Lien” has the meaning specified in Part 5(k) above.

“Second Lien Collateral Documents” shall have the meaning given to such term in the Intercreditor Agreement, but for the avoidance of doubt shall include the Intercreditor Agreement, the Depositary Agreement, a second lien security agreement, second lien consents and agreements, second lien pledge agreements, and second lien mortgages as necessary to provide the Second Lien.

“Specified Additional Termination Event” has the meaning specified in Part 1(e) above.

“Specified Event of Default” has the meaning specified in Part 1(e) above.

“Term-Conversion Date” has the meaning set forth for such term in the Financing Agreement as in effect on the Closing Date.

“Wethersfield” means Noble Wethersfield Windpark, LLC.

Part 6

ADDITIONAL PROVISIONS FOR
COMMODITY DERIVATIVE TRANSACTIONS

(a)   Amendments to ISDA Commodity Definitions

(i)            Section 7.3 of the Commodity Definitions is amended to read as follows:

Section 7.3.  Corrections to Published Prices.  For purposes of determining the Relevant Price for any day, if the price published or announced on a given day and used or to be used by the Calculation Agent to determine a Relevant Price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement within one year of the date of the original publication or announcement, either party may notify the other party of (i) that correction and (ii) the amount (if any) that is payable as a result of that correction.  If, not later that thirty (30) calendar days after the publication or announcement of that correction, a party gives notice that an amount is so payable, the party that originally received or retained such amount will, no later than three (3) Local Business Days after the effectiveness of that notice, pay, subject to any applicable conditions precedent, to the other party that amount, together with interest on that amount at the Non-Default Rate for the period from and including the day on which a payment originally was (or was not) made to but excluding the day of payment of the refund or payment resulting from that correction.

(ii)           “Additional Market Disruption Events” shall not apply.

(iii)          The following “Disruption Fallbacks” specified in Section 7.5(c) of the Commodity Definitions shall apply, in the following order, except as otherwise specified in the relevant Confirmation:

1.                                      “Fallback Reference Price” (if the relevant parties have specified an alternate Commodity Reference Price in the Confirmation);

2.                                      “Negotiated Fallback”;

3.                                      “Postponement” with three (3) Commodity Business Days as the Maximum Days of Disruption;

4.                                      “Fallback Reference Dealers”.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIGROUP ENERGY INC.		NOBLE ENVIRONMENTAL POWER 2008 HOLD CO., LLC

By:	/s/ Victoria T. Sharp	By:	/s/ Walter Howard
Name:	Victoria T. Sharp	Name:	Walter Howard
Title:	Managing Director Citigroup Energy Inc.	Title:	President
Date:		Date: